PLEDGE AGREEMENT

                                      from

                      TRUMP'S CASTLE HOTEL & CASINO, INC.,

                                   as Pledgor,

                                       to

                        FIRST BANK NATIONAL ASSOCIATION,

                                   as Trustee

                                PLEDGE AGREEMENT


     PLEDGE AGREEMENT, together with any amendments, replacements and supplements hereafter entered into (the "Pledge Agreement"), dated as of October 7, 1996, between Trump's Castle Hotel & Casino, Inc. (together with its successors and assigns, the "Pledgor") and First Bank National Association, as trustee (the "Senior Note Trustee") under the indenture (as supplemented and amended, the "Senior Note Indenture") relating to the 15 1/2% Senior Secured Notes due 2005 (the "Senior Notes") of Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings") and Trump Hotels & Casino Resorts Funding, Inc., as joint obligors, is made for the equal and ratable benefit of the holders of the Senior Notes (the "Holders"). As used herein, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Senior Note Indenture.

                              W I T N E S S E T H:

     WHEREAS, the Issuers have issued $155,000,000 aggregate principal amount of Senior Notes pursuant to the Senior Note Indenture;

     WHEREAS, in consideration of the waivers of certain provisions of the Senior Note Indenture set forth in that certain Solicitation of Waivers of the Issuers, dated May 13, 1996, as supplemented and amended by that certain Supplement to Solicitation of Waivers of the Issuers, dated May 15, 1996, the Issuers agreed, among other things, to pledge (or cause to be pledged), in the event that THCR Holdings acquired ownership of Trump's Castle Casino and Resort ("Trump's Castle"), any and all direct or indirect equity interests of THCR Holdings in Trump's Castle Associates, L.P. ("Castle Associates"), the owner and operator of Trump's Castle, to the Senior Note Trustee for the benefit of the Holders;

     WHEREAS, on the date hereof, THCR Holdings has become the owner of Trump's Castle as a result of the acquisition (the "Acquisition") of all the outstanding equity interests of Castle Associates pursuant to that certain Agreement, dated as of June 24, 1996, as amended (the "Acquisition Agreement"), by and among Trump Hotels & Casino Resorts, Inc., THCR Holdings, Trump Casinos II, Inc. (formerly known as TC/GP, Inc.), the Pledgor and Trump;

     WHEREAS, as of the date hereof, as the result of the consummation of the transactions contemplated in the Acquisition Agreement, (i) the Pledgor has become a wholly owned subsidiary of THCR Holdings and (ii) Castle Associates has become a New Jersey limited partnership with THCR Holdings as a 99% limited partner and the Pledgor as a 1% general partner;

     WHEREAS, the Pledgor desires to pledge the Pledged Collateral (as defined below) to the Senior Note Trustee for the benefit of the Holders to secure the prompt payment and full and complete performance of the Issuers obligations under the Senior Note Indenture (the "Indenture Obligations"); and

     WHEREAS, concurrently with the execution of this Pledge Agreement, THCR Holdings has pledged all of its equity interests in Castle Associates and the Pledgor to the Senior Note Trustee for the benefit of the Holders (the "THCR Pledge").

     NOW, THEREFORE, in consideration of the premises and other benefits to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Pledge. As collateral security for the due and prompt payment in full and complete performance of the Indenture Obligations, and all indebtedness and other liabilities and obligations, whether now existing or hereafter arising, under, or arising out of, the Senior Note Indenture, the Pledgor hereby pledges, assigns, transfers, sets over and delivers unto the Senior Note Trustee and hereby grants unto the Senior Note Trustee for the benefit of the Holders and unto their respective successors and assigns, a first priority security interest in all of the right, title and interest of the Pledgor in, to and under any and all of the following described property, rights and interests (collectively, the "Pledged Collateral"):

          (a) all of the issued and outstanding Equity Interests directly owned by the Pledgor of the subsidiaries identified on Schedule A attached hereto (the "Pledged Subsidiaries"), subject to obtaining the Approvals (as defined);

          (b) all other Equity Interests, now or hereafter owned or acquired by the Pledgor and wherever located, of the Pledged Subsidiaries and the certificates representing such securities, and any present or future options, warrants or other rights to subscribe for or purchase any of the foregoing described in subsections 1(a) or 1(b) hereof or any notes, bonds, debentures or other evidences of indebtedness that (i) are at any time convertible, exchangeable or exercisable into Equity Interests of the Pledged Subsidiaries or
(ii) have or at any time could by their terms have voting rights with respect to any matter affecting the Pledged Subsidiaries and all securities, certificates and instruments representing or evidencing ownership of any of the foregoing (the property described in subsections 1(a) and 1(b) hereof, being referred to herein collectively as the "Pledged Securities");

          (c) to the extent not included in the foregoing, all of Pledgor's rights, claims or other general intangibles constituting, or arising out of or relating to, its rights as a general partner, limited partner or managing general partner of


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

any Pledged Subsidiary, including, without limitation, its share in the profits and losses of any such Pledged Subsidiary and its right as such partner to receive distributions of the Pledged Subsidiary's assets or income, in each case whether arising under a partnership agreement or applicable law, created by operation of law, or otherwise;

          (d) to the extent not included in the foregoing, all rights, claims and other general intangibles of such Pledged Subsidiary against any third party, to the extent the same may be asserted or realized upon by Pledgor; and

          (e) subject to the provisions of Section 6 hereof, all dividends, distributions, cash, instruments and other property or securities (including, without limitation, any security as such term is defined in Article 8 of the Uniform Commercial Code as in effect in the applicable jurisdiction at such time (the "UCC")), now or hereafter at any time or from time to time received or receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Collateral and all proceeds of the Pledged Collateral.

TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Senior Note Trustee for the benefit of the Holders and unto its respective successors and assigns.

     Section 2.  Gaming Approvals.

          (a) No Pledged Securities shall be sold, assigned, transferred, pledged or otherwise disposed of, whether pursuant to the Pledge Agreement or the exercise of any right, power or remedy provided for herein or otherwise, unless the grant of the security interest or such other disposition as the case may be, has received in advance any necessary approvals (the "Approvals") by the gaming authorities with jurisdiction over the issuer of such Pledged Securities (the "Gaming Authorities"), and unless the transferee of such Pledged Securities shall have first obtained any and all licenses, findings of suitability or Approvals required by such Gaming Authorities, or shall have been found to be individually qualified to be licensed, as appropriate. Without limiting the generality of the foregoing, the Approval by such Gaming Authorities shall not constitute permission to foreclose on the same or make any other disposition of the Pledged Securities.

          (b) The Senior Note Trustee agrees to comply with any order or directive of applicable Gaming Authorities requiring such person or persons to submit an application for any license, finding of suitability or other approval.

          (c) The provisions of Section 2 of this Pledge Agreement shall not modify or restrict the rights and remedies of


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

the Senior Note Trustee under the Pledge Agreement in any other Pledged Collateral except as provided in Section 2(a) or (b); provided that, the Senior Note Trustee acknowledges, understands and agrees that certain Gaming Laws and the regulations thereunder may impose certain licensing or transaction approval requirements prior to the exercise of such rights and remedies under the Pledge Agreement with respect to the Pledged Securities and other pledged collateral subject to such Gaming Laws and the regulations thereunder.

          (d) Notwithstanding any provision contained in this Pledge Agreement to the contrary, if the granting of a security interest in the capital stock of any Subsidiary shall conflict with any Gaming Laws, the Senior Note Trustee agrees to (i) release such capital stock from the pledge of this Pledge Agreement to the extent necessary to avoid such conflict or violation, or (ii) take any other action, including filing for applicable Approvals, sufficient to avoid such conflict or violation. The Senior Note Trustee further acknowledges and agrees that, prior to exercising any remedies set forth in the Pledge Agreement with respect to the Equity Interests of any of the Pledged Subsidiaries subject to or affected by any Gaming Laws, the Senior Note Trustee shall obtain any and all Approvals as may be required by applicable Gaming Laws.

          (e) If the consent of any Gaming Authority is required in connection with any of the actions which may be taken by the Senior Note Trustee in the exercise of its rights hereunder, then the Pledgor agrees to use its reasonable efforts to secure such consent and to cooperate with the Senior Note Trustee in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, Pledgor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Senior Note Trustee may be required to file in order to obtain any necessary Gaming Authority approvals, and if Pledgor fails or refuses to execute such documents, the clerk of the court with jurisdiction may execute such documents on behalf of Pledgor.

     Section 3. Representations, Warranties and Covenants of the Pledgor. The Pledgor hereby represents and warrants, covenants and agrees that:

          (a) The Pledgor is, and as to Pledged Collateral acquired by it from time to time after the date hereof, will be, the sole legal and beneficial owner of the Pledged Collateral, and holds, or will hold, the Pledged Collateral free and clear of all Liens (except for the security interest granted hereunder to the Senior Note Trustee for the benefit of Holders), and has not made and will not make any other pledge, assignment, mortgage, hypothecation or transfer of the Pledged Collateral. The Pledged Securities are not subject to any put, call, option or other right in favor of any other person whatsoever.


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

          (b) The Pledged Securities which are shares of stock have been duly authorized and validly issued and are fully paid and nonassessable.

          (c) Except as set forth below, upon delivery of the certificates evidencing the Pledged Securities to the Senior Note Trustee and so long as the Senior Note Trustee maintains possession of such certificates pursuant to this Pledge Agreement, the Senior Note Trustee will have a valid and perfected first priority security interest in the Pledged Securities. In the case of a Pledged Security which represents an interest in a partnership, upon filing of a UCC-1 financing statement in the appropriate jurisdiction in connection with such interest, upon delivery of the certificate evidencing such interest and so long as the Senior Note Trustee maintains possession of such certificate, the Senior Note Trustee will have a valid and perfected first priority security interest in such Pledged Security, which together with the security interest in the other Pledged Securities will secure the payment and performance in full of the Indenture Obligations.

          (d) The Pledgor has the valid right and legal authority to pledge the Pledged Collateral in the manner hereby done or contemplated and will defend its title thereto against the claims of all persons whomsoever and shall maintain and preserve the security interest granted hereunder with respect to the Pledged Collateral as long as this Pledge Agreement shall remain in full force and effect.

          (e) Neither the execution and delivery of this Pledge Agreement by the Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violate the Pledgor's, or any of its Subsidiary's, charter or by-laws, (ii) violate the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Pledgor, or any of its Subsidiaries, is a party, or by which any of them may be bound or to which any of their properties or assets may be subject, which violation or conflict would have a material adverse effect on the financial condition, business, assets or liabilities of the Pledgor and its Subsidiaries taken as a whole, or on the value of the Pledged Collateral or a material adverse effect on the security interests hereunder, or (iii) conflict with any law, order, rule or regulation applicable to the Pledgor, or any of its Subsidiaries, of any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Pledgor, or any of its Subsidiaries, or their Properties, or (iv) result in or require the creation or imposition of any Lien (other than the Lien contemplated hereby), upon or with respect to any of the property now owned or hereafter acquired by the Pledgor, or any of its Subsidiaries, which violation or conflict would have a material adverse effect on the financial condition, business, assets or liabilities of


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

the Pledgor and its Subsidiaries taken as a whole, or on the value of the Pledged Collateral or a material adverse effect on the security interests hereunder.

          (f) The Pledged Securities as described in Schedule A attached hereto, include all of the issued and outstanding Equity Interests of the Pledged Subsidiaries as of the date hereof (except for the Equity Interests pledged in the THCR Pledge), and all outstanding options, warrants, calls, commitments of any character whatsoever or other rights to subscribe for or purchase any property described in subsection 1(a) or any notes, bonds, debentures or other evidences of indebtedness that (i) are at any time convertible into Equity Interests of such Pledged Subsidiary or (ii) have or at any time could by its terms have voting rights with respect to any matters affecting the Pledged Subsidiary.

          (g) Except for the Approvals referred to in Section 2, no consent or approval which has not been obtained prior to the date hereof of any other person or entity and no authorization, approval or other action by, and no notice to or filing with any governmental body, regulatory authority or securities exchange, was or is necessary as a condition to the validity of the pledge hereunder of the Pledged Collateral, and subject to receipt of all applicable Approvals with respect to the exercise of remedies by the Senior Note Trustee hereunder, such pledge is effective to vest in the Senior Note Trustee the rights of the Senior Note Trustee in the Pledged Collateral as set forth herein.

          (h) The Pledgor shall deliver to the Senior Note Trustee concurrently with the execution of this Pledge Agreement: (i) all certificates and instruments representing the Pledged Securities described in Schedule A, and
(ii) each other item of Pledged Collateral (including all certificates, instruments, notes and writings representing or evidencing any such Pledged Collateral) immediately upon the Pledgor's acquisition thereof, and in addition, with respect to Pledged Securities, immediately upon receipt of applicable Approvals. Any and all Pledged Securities delivered to the Senior Note Trustee shall be accompanied by undated duly executed stock powers in blank and by such other instruments of transfer or documents as the Senior Note Trustee may reasonably request. Subject to the provisions of Section 2, the Senior Note Trustee shall have the right (in its discretion) to hold the certificates representing the Pledged Securities in its own name or in the name of its nominee, all in form and substance sufficient to make effective the pledge hereunder and otherwise satisfactory to the Senior Note Trustee.

          (i) Upon reasonable request to the Pledgor, the Senior Note Trustee shall have full and free access during normal business hours to all of the books, correspondence and records of the Pledgor relating to the Pledged Collateral, and the Senior Note Trustee and its representatives may examine the same, take


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

extracts therefrom and make photocopies thereof, and the Pledgor agrees to render to the Senior Note Trustee, at the Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested by the Senior Note Trustee with regard thereto.

          (j) The Pledgor will comply in all material respects with all requirements of law applicable to the Pledged Collateral or any part thereof and use its best efforts to obtain all Approvals as may be required to effect any of the granting clauses of this Pledge Agreement.

          (k) The Pledgor shall not permit any of the Pledged Subsidiaries to issue any securities of the type required to be pledged hereunder unless such securities are promptly pledged and delivered hereunder to the Senior Note Trustee in accordance with Section 1(b).

          (l) If, while this Pledge Agreement is in effect, any stock dividend, stock split, reclassification, readjustment, reorganization, merger, consolidation, exchange offer, tender offer or other change in the capital structure, including the creation of any subscription or other rights or other Pledged Securities, is declared or made, or proposed to be declared or made, by any of the Pledged Subsidiaries or any other issuer of Pledged Collateral, all substituted and additional securities or interest issued with respect to the Pledged Collateral and evidenced by certificates shall, subject to receipt of all applicable Approvals, be endorsed in blank by the Pledgor promptly upon receipt thereof or otherwise appropriately transferred to the Senior Note Trustee in negotiable form, and all certificates or instruments evidencing such securities shall be delivered to the Senior Note Trustee to be held under the terms of this Pledge Agreement in the same manner as, and as a part of, the Pledged Collateral. All Pledged Securities shall be evidenced by one or more certificates. Any securities that may be issued upon exercise of any subscription or other rights relating to the Pledged Securities shall, subject to receipt of all applicable Approvals, be endorsed in blank and delivered to the Senior Note Trustee with any necessary powers.

          (m) The Pledgor shall pay and discharge all taxes, assessments and governmental charges or levies against any Pledged Collateral prior to delinquency thereof and shall keep all Pledged Collateral free of all unpaid charges whatsoever, unless contested in good faith and appropriate reserves have been set aside in accordance with GAAP.

          (n) The Pledgor has, independently and without reliance on the Senior Note Trustee and/or any Holder and based on such documents and information as it deemed appropriate, made its own credit analysis and decision to enter into this Pledge Agreement.


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

          (o) In the event that the Senior Note Trustee desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Pledge Agreement and determines it necessary to obtain any Approvals therefor, then, upon the reasonable request of the Senior Note Trustee, the Pledgor agrees to use its best efforts to assist and aid the Senior Note Trustee to obtain as soon as practicable any necessary Approvals for the exercise of any such remedies, rights and powers.

          (p) The Pledgor has delivered to the Senior Note Trustee a duly executed acknowledgment from the respective issuers of the Pledged Securities acknowledging the registration on its books and records of the pledge of the Pledged Securities pursuant to this Agreement.

          (q) There are no voting trusts or other agreements or understandings to which Pledgor is a party or by which it may be bound with respect to voting, managerial consent, election or other rights of Pledgor relating to the Pledged Securities.

          (r) The principal place of business and chief executive office of Pledgor and the office where Pledgor keeps its records concerning the Pledged Collateral is 2500 Boardwalk, Atlantic City, New Jersey 08401.

     Section 4. Administration of the Pledged Collateral. Subject to the terms of any applicable Approvals, the Senior Note Trustee shall administer the Pledged Collateral in accordance with the provisions hereof and of the Senior
Note Indenture.

     Section 5. Release and Substitution of Pledged Collateral. The Pledged Collateral shall not be released from the security interest created hereunder and no property shall be substituted for any of the Pledged Collateral, except
(i) in accordance with the provisions of Article IV of the Senior Note Indenture, (ii) in the case of the release of Pledged Securities of Unrestricted Subsidiaries designated as such in accordance with the provisions of the Senior
Note Indenture, all of which provisions are hereby incorporated herein by reference, (iii) in accordance with the provisions of Sections 5 and 19 hereof and (iv) pursuant to any requirements of any order, decree, rule or judgment of any Gaming Authority applicable to Pledgor or any of the Pledged Subsidiaries.

     Section 6. Voting Rights, Dividends, Etc.

          (a) So long as no Event of Default (as defined below) shall have occurred and be continuing and notwithstanding any other section hereof:

               (i) the Pledgor shall be entitled to exercise any and all voting or consensual rights and


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     powers, including subscription rights, accruing to an owner of the Pledged
     Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or any agreement giving rise to any of the Indenture Obligations;

               (ii) the Pledgor shall be entitled to receive, retain and use any and all dividends, distributions or other payments which are permitted by the Senior Note Indenture and paid on the Pledged Collateral in cash or property (other than securities which are subject to this Agreement); and

               (iii) the Senior Note Trustee shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may reasonably request for the purpose of enabling it to exercise the voting or consensual rights and powers which the Pledgor is entitled to exercise pursuant to the foregoing subparagraph (i) or to receive the dividends, distributions or other payments which the Pledgor is authorized to retain pursuant to the foregoing subparagraph (ii).

          (b) Upon the occurrence of an Event of Default, but prior to the receipt of all applicable Approvals by the Senior Note Trustee or the Holders, the Pledgor shall be entitled to exercise the rights provided in Section 6(a)(i) hereof.

          (c) Upon the occurrence and during the continuance of an Event of Default and in the case of voting and consensual rights, upon receipt of all applicable Approvals, all rights of the Pledgor to exercise the voting or consensual rights and powers which the Pledgor would otherwise be entitled to exercise pursuant to subparagraph (i) of Section 6(a) and Section 6(b) hereof and to receive the dividends, distributions and other payments which the Pledgor would otherwise be authorized to receive and retain pursuant to subsection (ii) of Section 6(a) shall automatically cease, and all such rights shall thereupon become vested in the Senior Note Trustee, which shall then have the sole and exclusive right and authority to exercise all such voting and consensual rights and powers and to receive and retain as Pledged Collateral all such dividends, distributions and other payments. Any and all money and other property paid over to or received by the Senior Note Trustee pursuant to the provisions of this
Section 6(c) shall be retained by the Senior Note Trustee as Pledged Collateral hereunder and shall be administered and applied in accordance with the provisions of this Pledge Agreement and the Senior Note Indenture. All dividends and interest payments which are received by the Pledgor contrary to the provisions of this subsection (c) shall be received in trust for the benefit of the Senior Note Trustee, shall be segregated


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from other funds of the Pledgor and shall be forthwith paid over to the Senior
Note Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

     Section 7.  Default; Remedies.

          (a) Defined. For purposes of this Pledge Agreement, the term "Event of Default" shall have the meaning provided in the Senior Note Indenture.

          (b) Exercise of Remedies Under the Pledge Agreement. If an Event of Default shall have occurred and be continuing, the Senior Note Trustee shall, subject to obtaining all applicable Approvals, commence the taking of such actions (or refrain from taking actions) toward collection or enforcement of this Pledge Agreement and the Pledged Collateral (or any portion thereof), including, without limitation, action toward foreclosure upon any Pledged Collateral, as it deems appropriate in its sole discretion.

          (c) Remedies Generally. If an Event of Default shall have occurred and be continuing, the Senior Note Trustee itself or by its agents or attorneys may, subject to obtaining all applicable Approvals, (i) exercise any or all of its rights and remedies hereunder, under the Senior Note Indenture or any other instrument or agreement securing, evidencing or relating to the Indenture Obligations or under applicable laws (including all of the rights and remedies of a secured creditor under the Uniform Commercial Code then in effect in the State of New York; the "NUCC"), (ii) retain the Pledged Collateral or (iii) sell, assign, transfer, or dispose of, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at public or private sale or sales, at any exchanges, brokers board or at any of the Senior Note Trustee's offices or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such other terms that the Senior Note Trustee may deem commercially reasonable (in its liability for loss or damage). Upon consummation of any such sale, the Senior Note Trustee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the full extent permitted by law) all rights of redemption, stay or appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Senior Note Trustee shall give the Pledgor at least 10 Business Days' written notice (which the Pledgor agrees shall be deemed to be reasonable notification within the meaning of Section 9-504(3) of the NUCC) of the Senior Note Trustee's intention to make any such public or private sale. Any such sale shall be held at such time or times and at such place or places as the Senior Note Trustee may deem commercially reasonable. At any such sale, the Pledged Collateral, or portion


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

thereof to be sold, may be sold as an entirety or in separate portions, as the Senior Note Trustee may deem commercially reasonable. The Senior Note Trustee shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Senior Note Trustee may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Collateral is made on credit for future delivery, the Pledged Collateral so sold may be retained by the Senior Note Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Senior Note Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice and upon receipt of all applicable Approvals. As an alternative to exercising the power of sale herein conferred upon it, the Senior Note Trustee may proceed by suit or suits at law or in equity to exercise its remedies regarding the Pledged Collateral and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. If under mandatory requirements of applicable law, the Senior Note Trustee shall be required to make disposition of the Pledged Collateral within a period of time that does not permit the giving of notice to the Pledgor as herein before provided, the Senior Note Trustee need give the Pledgor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of law.

          (d) Preventing Impairment of the Pledged Collateral. Regardless of whether or not there shall have occurred any Event of Default, the Senior Note Trustee may institute and maintain or cause in its name of the Pledgor or in the name to be instituted and maintained, such suits and proceedings as the Senior Note Trustee may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or perfection of the Pledged Collateral in contravention of the terms of the Senior Note Indenture. The Pledgor agrees not to knowingly take or permit to be taken any action which would impair the Pledged Collateral or the Senior Note Trustee's rights in the Pledged Collateral.

     Section 8. Senior Note Trustee Appointed Attorney-in-Fact. The Pledgor hereby constitutes and appoints the Senior Note Trustee its attorney-in-fact, during the occurrence and continuance of an Event of Default, for the purpose of carrying out the provisions, but subject to the terms and conditions, of this Pledge Agreement and taking any action and executing any instrument, including, without limitation, any financing statement or continuation statement, and taking any other action to maintain the validity, perfection, priority and enforcement of


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

the security interest intended to be created hereunder, that the Senior Note Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, however, that nothing herein contained shall be construed as requiring or obligating the Senior Note Trustee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted or any part thereof shall give rise to any defense, counterclaim or right of action against the Senior Note Trustee, unless the Senior Note Trustee's actions are taken or omitted to be taken with gross negligence or bad faith or constitute willful misconduct.

     Section 9. Purchase of Pledged Collateral by Senior Note Trustee or Holders. At any sale of the Pledged Collateral, whether pursuant to power of sale or otherwise hereunder, Senior Note Trustee or any Holder may, to the extent permitted by applicable law and subject to obtaining all applicable Approvals, bid for and purchase, free from any right of redemption (all such rights being hereby waived and released by the Pledgor to the extent permitted by law), the Pledged Collateral or any part thereof or an interest therein and upon compliance with the terms of such sale may hold, retain, exploit, resell or otherwise dispose of such property without further accountability to the Pledgor for the proceeds of such sale. The Pledgor will execute and deliver or cause to be executed and delivered, such instruments, endorsements, assignments, waivers, certificates and other documents and take such further action as the Senior Note Trustee shall reasonably request in connection with any such sale.

     Section 10. Payments and Proceeds.

          In the event that the Senior Note Trustee ever receives any amounts pursuant to this Pledge Agreement, or otherwise receives any amounts with respect to the Pledged Collateral following the occurrence of an Event of Default, such amounts shall first be applied to the reasonable costs and expenses, including attorneys' fees, incurred by the Senior Note Trustee in taking such action and thereafter shall be applied by the Senior Note Trustee as provided in the Senior Note Indenture. After payment in full of all Indenture Obligations, the remaining proceeds from any foreclosure hereunder shall be paid to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such Proceeds.

     Section 11. Waiver of Claims. Except as otherwise provided in this Pledge Agreement, THE PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL

HEARING IN CONNECTION WITH THE SENIOR NOTE TRUSTEE'S TAKING POSSESSION OR THE SENIOR NOTE TRUSTEE'S DISPOSITION OF ANY OF THE PLEDGED COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and, to the full extent permitted by applicable law, the Pledgor hereby further waives:

          (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Senior Note Trustee's gross negligence, bad faith or willful misconduct;

          (b) all other requirements as to the time, place and terms of sale or other requirements, with respect to the enforcement of the Senior Note Trustee's rights and powers hereunder; and

          (c) except as provided in Section 7(c) hereof, all rights of redemption, appraisal, valuation, stay, marshaling of assets, extension or moratorium, existing at law or in equity, by statute or otherwise, now or hereafter in force, in order to prevent or delay the enforcement of this Pledge Agreement or the sale or other disposition of the Pledged Collateral or any portion thereof, and the Pledgor, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives all such rights.

     Any sale of, or the exercise of any options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, through and under the Pledgor.

     Section 12. Remedies Cumulative; No Waiver. Each right, power and remedy of the Senior Note Trustee provided for herein or in another agreement pursuant to which a Lien is created in favor of the Senior Note Trustee for the benefit of any Holder, or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy of the Senior Note Trustee or any Holder provided for herein or in another agreement pursuant to which a Lien is created in favor of the Senior Note Trustee for the benefit of any Holder or now or hereafter existing at law or in equity, by statute or otherwise. No failure on the part of the Senior Note Trustee or any Holder to exercise, and no delay in exercising, any right, power or remedy hereunder, or in another agreement pursuant to which a Lien is created in favor of the Senior Note Trustee for the benefit or any Holder or now or hereafter existing at law or in equity, by statute or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No notice to or demand on the Pledgor hereunder shall, of itself, entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstances.

     Section 13. Additional Collateral. Without notice or consent of any Pledgor and without impairment of the security interests and rights created by this Pledge Agreement, the Senior Note Trustee may accept from any person or persons additional collateral or other security for the Indenture Obligations. Neither the creation of the security interests created hereunder nor the acceptance of any such additional collateral or security shall prevent the Senior Note Trustee from resorting to such additional collateral or security or to the Pledged Collateral, in any order without affecting the Senior Note Trustee's rights hereunder.

     Section 14. Further Assurances. The Pledgor agrees (i) that it shall, at its own expense, promptly file or record such notices, financing statements, continuation statements or other documents and take all further action as may be necessary to perfect, maintain and protect the validity, perfection and priority of the security interests of the Senior Note Trustee hereunder or to enable the Senior Note Trustee to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral, and as the Senior Note Trustee may reasonably request, such instruments to be in form and substance satisfactory to the Senior Note Trustee, and (ii) that it shall, at its own expense, do such further acts and things and execute and deliver to the Senior Note Trustee such additional conveyances, assignments, agreements and instruments as the Senior Note Trustee may at any time reasonably request in connection with the administration and enforcement of this Pledge Agreement or relative to the Pledged Collateral or any part thereof or in order to assure and confirm unto the Senior Note Trustee its rights, powers and remedies hereunder.

     The Pledgor agrees that it will notify the Senior Note Trustee in writing not less than 30 days prior to any change in location and the creation of a new location of (a) the principal place of business or chief executive office and
(b) the offices where the Pledgor's books and records and related information concerning the Pledged Collateral are kept; provided, however, that no such change may be effected before all filings required to be made and all other necessary action to preserve the perfection of the first priority security interest of the Senior Note Trustee in the Pledged Collateral shall have been made or taken.

     The Pledgor will not change its name, identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading unless Pledgor shall have given the Senior Note Trustee at least 30 days' prior written notice thereof and shall have properly amended all financing statements and properly filed all additional financing statements necessary to maintain the perfection of the security interest granted hereunder at all times and shall have provided the Senior Note Trustee with an Officers' Certificate certifying that the above steps have been taken.

     Section 15. Indemnification. The Senior Note Trustee shall have such indemnity as is provided under Section 8.7 of the Senior Note Indenture.

     Section 16. Registration Rights, etc.

          (a) If the Senior Note Trustee determines that the registration of any of the securities included in the Pledged Collateral under, or other compliance with, the Securities Act or any similar federal or state law is desirable, upon or at any time after an Event of Default and acceleration of either issue of the Notes, subject to any applicable Approvals, the Pledgor will use its best efforts to cause such registration or compliance to be effectively made, at no expense to the Senior Note Trustee or to the Holders, and to continue any such registration effective for such time as may be reasonably necessary in the opinion of the Senior Note Trustee. The Pledgor will reimburse the Senior Note Trustee upon demand for any expenses incurred by the Senior Note Trustee(including reasonable attorneys' fees) incurred in connection therewith, which obligation to pay such expenses shall be secured hereunder.

          (b) If the Pledgor is unable to effect a public sale of any or all of the Pledged Collateral or if the Senior Note Trustee determines that it is desirable to sell the Pledged Collateral in one or more private sales, subject to any applicable Approvals, the Senior Note Trustee may limit such sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for its own account for investment and not with a view to distribution or resale. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Senior Note Trustee shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

          (c) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of all or any part of the Pledged Collateral valid and binding and in compliance with any and all applicable law, rules, regulations, orders or decrees, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Pledge Agreement will cause irreparable injury to the Senior Note Trustee, as secured party, for which the Senior Note Trustee would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 16 shall be specifically enforceable against the Pledgor and the Pledgor waives and agrees not to assert any defenses against an action for specific performance of such covenants.

     Section 17. Pledgor's Indenture Obligations Absolute. The liability of the Pledgor under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by (a) any change in the time, place or manner of payment of all or any of the Indenture Obligations, or in any other term of the Senior
Note Indenture, the Senior Notes, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Senior Note Indenture, the Senior Notes or any assignment or transfer thereof; (b) any lack of validity or enforceability, in whole or in part, of the Senior Note Indenture or the Senior Notes; (c) any furnishing of any additional security for the Indenture Obligations or any acceptance thereof or any release or non-perfection of any security interest in the Pledged Collateral; (d) any limitation on any party's liability or obligations under the Senior Note Indenture or the Senior Notes; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to a Pledgor, or any action taken with respect to this Pledge Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or amendment or waiver of or consent to departure from any agreement pursuant to which a Lien is created in favor of the Senior Note Trustee for the benefit of the Holders, pursuant to which a person other than the Pledgor has granted a security interest; or (g) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Pledgor.

     Section 18. Waiver. To the extent permitted by applicable law, the Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Indenture Obligations and this Pledge Agreement and any requirement that the Senior Note Trustee protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against the Pledgor or any other person or entity; provided, however, that the Senior

Note Trustee shall in any event take such care in the handling of any Pledged Collateral in its possession as it takes with respect to Property of a similar nature in its possession.

     Section 19. Termination. Upon payment and performance in full and satisfaction of all of the obligations of the Issuers or their successors or assigns under the Senior Note Indenture and all other amounts payable under this Pledge Agreement, this Pledge Agreement shall terminate and the Senior Note Trustee shall assign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Senior Note Trustee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Senior Note Trustee, and shall be at the expense of the Pledgor. At such time, this Pledge Agreement shall no longer constitute a Lien upon or grant any security interest in any of the Pledged Collateral, and the Senior Note Trustee shall, at the Pledgor's expense deliver to the Pledgor written acknowledgment thereof and of cancellation of this Pledge Agreement in a form reasonably requested by the Pledgor; provided, however, that this Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Pledgor or any of its Subsidiaries all as though such payment had not been made.

     Section 20. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as provided in Section 12.2 of the Senior Note Indenture.

     Any party hereto may by notice to the other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five calendar days after mailing, if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). The Pledgor may give notice to the Holders at the addresses set forth for them in the register kept by the Registrar under the Senior Note Indenture or may request that the Senior Note Trustee notify the Holders at such addresses.

     Section 21. Binding Agreement; Assignment. This Pledge Agreement shall be binding upon and inure to the benefit the Senior Note Trustee, the Pledgor and its respective successors and permitted assigns. Neither this Pledge Agreement nor any interest herein or in the Pledged Collateral, or any part thereof, may be assigned by the Pledgor without the prior written consent of the Senior Note Trustee (which consent shall not be unreasonably withheld). This Pledge Agreement shall be deemed to be automatically assigned by the Senior Note Trustee to any person who succeeds such Senior Note Trustee in accordance with Article VIII of the Senior Note Indenture, and its assignee shall have all rights and powers of, and act as, such Senior Note Trustee hereunder.

     Section 22. Governing Law. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     Section 23. Amendments. This Pledge Agreement may not be amended or modified, except with the consent of the Pledgor and the Senior Note Trustee in accordance with Article X of the Senior Note Indenture.

     Section 24. Severability. In the event that any provision contained in this Pledge Agreement shall for any reason be held to be illegal or invalid under the laws of any jurisdiction, such illegality or invalidity shall in no way impair the effectiveness of any other provision hereof, or of such provision under the laws of any other jurisdiction; provided, that in the construction and enforcement of such provision under the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this Pledge Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

     Section 25. Headings. Section headings used herein are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

     Section 26. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute but one and the same instrument. A complete set of counterparts shall be lodged with the Senior Note Trustee.

     Section 27. Expenses. The Pledgor will upon demand pay to the Senior Note Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Senior Note Trustee may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or presentation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Senior Note Trustee hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

     Section 28. Gaming Laws. This Agreement is subject to any applicable Gaming Law.

     Section 29. No Recourse Against Others. A direct or indirect partner, director, officer, employee or stockholder, as such, past, present or future of the Pledgor or any successor entity shall not have any personal liability in respect of the obligations of the Pledgor under this Agreement by reason of its status as such partner, stockholder, employee, officer or director, to the extent such liabilities may be waived under applicable law.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first written above.

                          TRUMP'S CASTLE HOTEL & CASINO, INC.,
                               as Pledgor



                               By:  /s/ Nicholas L. Ribis
                                    ---------------------
                                      Name:  Nicholas L. Ribis
                                      Title: Vice President and
                                             and Assistant Secretary


                          FIRST BANK NATIONAL ASSOCIATION,
                               as Senior Note Trustee


                               By:  /s/ Richard Prokosch
                                    ---------------------
                                      Name:  Richard Prokosch
                                      Title: Trust Officer

                                   SCHEDULE A

                               Pledged Securities

================================================================================
                                                                     Percentage
    Issuer           Class of                              Number       of
   (Pledged           Equity       Certificate     Par       of     Outstanding
  Subsidiary)        Interest         No.(s)      Value    Shares     Equity
--------------------------------------------------------------------------------
Trump's Castle        general          104         N/A      N/A          1%
Associates, L.P.   partnership
                     interest
================================================================================